Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-127917, 33-56787, 333-42007, 333-67887, 333-92089, 333-68010, 333-106937, 333-98487, 333-46674, 333-120918, 333-134890, 333-143649, 333-151674 and 333-159414 on Form S-8 and Registration Nos. 333-60350, 333-48841, 333-46676, and 333-187636 on Form S-3 of our reports dated February 10, 2016, relating to the consolidated financial statements and financial statement schedule of Cousins Properties Incorporated and subsidiaries (which report expresses an unqualified opinion and includes an explanatory paragraph related to the adoption of new accounting guidance for reporting discontinued operation and disposals of components of an entity), and the effectiveness of Cousins Properties Incorporated’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of Cousins Properties Incorporated for the year ended December 31, 2015.
/s/ DELOITTE & TOUCHE LLP
Atlanta, Georgia
February 10, 2016